UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2018

I-ON COMMUNICATIONS, CORP.

(Exact name of registrant as specified in its charter)
(Formerly known as Evans Brewing Company Inc.)

Delaware	000-54995	46-3031328
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

15, Tehran-ro 10-gil, Gangam-gu, Seoul, 06234 Korea
(Address of principal executive offices)

Registrant’s telephone number, including area code:           +82-2-3430-1200
Copies to:
Peter Campitiello, Esq.
Kane Kessler, P.C.
666 Third Avenue
New York, New York 10017
Tel: 212-519-5109
Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Equity Purchase Agreement and Registration Rights Agreement

On August 22, 2018 (the “Closing Date”), I-ON Communications Corp. (“we,” “us,” “our,” or “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with Peak One Opportunity Fund, L.P. (“Buyer”), whereby, upon the terms and subject to the conditions thereof, the Buyer is committed to purchase shares of our common stock, par value $0.001 per share (the “Purchase Shares”) at an aggregate price of up to $10,000,000 (the “Total Commitment Amount”) over the course of a 24-month term.

From time to time over the 24-month term of the Purchase Agreement, commencing on the date on which a registration statement registering the Purchase Shares (the “Registration Statement”) becomes effective, we may, in our sole discretion, provide the Buyer with a put notice (each a “Put Notice”) to purchase a specified number of the Purchase Shares (each a “Put Amount Requested”) subject to the limitations discussed below and contained in the Purchase Agreement. Upon delivery of a Put Notice, we must deliver the Put Amount Requested as Deposit Withdrawal at Custodian (“DWAC”) shares to Buyer within two (2) trading days.

The actual amount of proceeds we receive pursuant to each Put Notice (each, the “Put Amount”) is to be determined by the lesser of (i) 88% of the lowest closing bid price of the Company’s Common Stock on the trading day immediately preceding the respective date of the Put Notice and (ii) 88% of the lowest closing bid price during the Valuation Period (the period of seven (7) trading days immediately following the clearing date associated with the applicable Put Notice). The Investor shall deliver the aggregate respective purchase price within three (3) business days after the end of the respective Valuation Period.

The Put Amount Requested pursuant to any single Put Notice must have an aggregate value of at least $20,000, and cannot exceed the lesser of (i) 250% of the average daily trading value of the common stock in the ten (10) trading days immediately preceding the Put Notice or (ii) such number of shares of common stock that has an aggregate value of $500,000.

In order to deliver a Put Notice, certain conditions set forth in the Purchase Agreement must be met, as provided therein. In addition, we are prohibited from delivering a Put Notice if: (i) the sale of Purchase Shares pursuant to such Put Notice would cause us to issue and sell to Buyer, or Buyer to acquire or purchase, a number of shares of our common stock that, when aggregated with all shares of common stock purchased by Buyer pursuant to all prior Put Notices issued under the Purchase Agreement, would exceed the Total Commitment Amount; or (ii) the sale of the Commitment Shares pursuant to the Put Notice would cause us to issue and sell to Buyer, or Buyer to acquire or purchase, an aggregate number of shares of common stock that would result in Buyer beneficially owning more than 4.99% of the issued and outstanding shares of our common stock.

Unless earlier terminated, the Purchase Agreement will terminate automatically on the earlier to occur of: (i) 24 months after the initial effectiveness of the Registration Statement, (ii) the date on which the Buyer has purchased or acquired all of the Purchase Shares, or (iii) the date on which certain bankruptcy proceedings are initiated with respect to the Company. In connection with the execution of the Purchase Agreement, we agreed to issue 100,000 shares of our common stock (the “Commitment Shares”).

On the Closing Date, and in connection with the Purchase Agreement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Buyer whereby we are obligated to file the Registration Statement to register the resale of the Commitment Shares and Purchase Shares. Pursuant to the Registration Rights Agreement, we must (i) file the Registration Statement within thirty (30) calendar days from the Closing Date, (ii) use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 90th calendar day following the Closing Date, and (iii) use reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Commitment Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement are qualified in their entirety by reference to such Purchase Agreement and Registration Rights Agreement, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Securities Purchase Agreement and Debenture

On August 22, 2018 (the “Issuance Date”), we entered into a securities purchase agreement (the “SPA”) with Buyer, whereby Buyer agreed to invest up to $540,000.00 (the “Purchase Price”) in our Company in exchange for convertible debentures, upon the terms and subject to the conditions thereof. Pursuant to the SPA, we issued a convertible debenture to the Buyer in the original principal amount of $200,000.00 (the “Signing Debenture”). Each convertible debenture issued pursuant to the SPA, coupled with the accrued and unpaid interest relating to each convertible debenture, is due and payable three years from the issuance date of the respective convertible debenture. Any amount of principal or interest that is due under each convertible debenture, which is not paid by the respective maturity date, will bear interest at the rate of 18% per annum until it is satisfied in full. Additionally, the Buyer has the right at any time to convert amounts owed under each convertible debenture into shares of our common stock. Each debenture shall contain representations, warranties, events of default, beneficial ownership limitations, and other provisions that are customary of similar instruments.

The Buyer is entitled to, at any time or from time to time, after the date that is one hundred eighty (180) days after the Issuance Date, convert each convertible debenture issued under the SPA into shares of our common stock, at a conversion price per share (the “Conversion Price”) equal to the lesser of (a) $2.75 or (b) Seventy percent (70%) of the second lowest closing bid price (as reported by Bloomberg LP) of the Common Stock for the twenty (20) Trading Days immediately preceding the date of the date of conversion (for clarification purposes, if the lowest closing bid price during the applicable period is equal to the second lowest closing bid price during the applicable period, then such lowest closing bid price shall still be utilized for purposes of this calculation) of the Debentures. However, if either the Company is not DWAC operational at the time of conversion or the Common Stock is traded on the OTC Pink Markets at the time of conversion, then seventy percent (70%) shall automatically adjust to sixty five percent (65%), subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events.

We may redeem each convertible debenture issued under the SPA, upon not more than two (2) days written notice, for an amount (the “Redemption Price”) equal to: (i) if the Redemption Date (as defined below) is ninety (90) days or less from the date of issuance of the respective convertible debenture, One Hundred Ten percent (110%) of the sum of the Principal Amount so redeemed plus accrued interest, if any; (ii) if the Redemption Date is greater than or equal to ninety one (91) days from the date of issuance of the respective convertible debenture and less than or equal to one hundred twenty (120) days from the date of issuance of the respective convertible debenture, One Hundred Twenty percent (120%) of the sum of the Principal Amount so redeemed plus accrued interest, if any; (iii) if the Redemption Date is greater than or equal to one hundred twenty one (121) days from the date of issuance of the respective convertible debenture and less than or equal to one hundred eighty (180) days from the date of issuance of the respective convertible debenture, One Hundred Thirty percent (130%) of the sum of the Principal Amount so redeemed plus accrued interest, if any; and (iv) if either (1) the respective convertible debenture is in default but the Buyer consents to the redemption notwithstanding such default or (2) the Redemption Date is greater than or equal to one hundred eighty one (181) days from the date of issuance of the respective convertible debenture, One Hundred Forty percent (140%) of the sum of the Principal Amount so redeemed plus accrued interest, if any. The date upon which the respective convertible debenture is redeemed and paid shall be referred to as the “Redemption Date” (and, in the case of multiple redemptions of less than the entire outstanding Principal Amount, each such date shall be a Redemption Date with respect to the corresponding redemption).

The foregoing descriptions of the SPA and Signing Debenture are qualified in their entirety by reference to such SPA and Signing Debenture, which are filed hereto as Exhibits 10.3 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Buyer is an accredited investor, Buyer acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Convertible Debenture by and between I-ON Communications Corp. and Peak One Opportunity Fund, L.P.
4.2	Common Stock Purchase Warrant
10.1	Securities Purchase Agreement by and between I-ON Communications Corp. and Peak One Opportunity Fund, L.P.
10.2	Equity Purchase Agreement by and between I-ON Communications Corp. and Peak One Opportunity Fund, L.P.
10.3	Registration Rights Agreement by and between I-ON Communications Corp. and Peak One Opportunity Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 28, 2018	I-ON COMMUNICATIONS CORP.

	By:	/s/ Jae Cheol James Oh
Name: Jae Cheol James Oh
Title: Chief Executive Officer